                                                                     EXHIBIT 4.3



               CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED
                  BASED ON A REQUEST FOR CONFIDENTIAL TREATMENT

                   OMITTED PORTIONS HAVE BEEN SEPARATELY FILED
                   WITH THE SECURITIES AND EXCHANGE COMMISSION


                             MEMORANDUM OF AGREEMENT
                                     BETWEEN
                   VIDESH SANCHAR NIGAM LIMITED (VSNL / INDIA)
                                       AND
               BRITISH TELECOMMUNICATION SERVICE LIMITED (UK - BT)

1. This memorandum between VSNL and UK-BT represents an agreement by VSNL and UK-BT to apply the following accounting rates and settlement method as specified below in paragraph 2 for settlement of International Telephone service between India and United Kingdom.

2. Total Accounting rates and the settlement of International Telephone service are agreed for the period beyond April 1, 2002 as follows:

2.1  PERIOD OF APPLICATION      ACCOUNTING RATES ON SENDER PAYS TRANSIT BASIS
     01-04-2002 ONWARDS         SDR [TEXT REDACTED]  P.M. SENDER PAYS TRANSIT

2.2  ACCOUNTING/SETTLEMENT PERIOD             MONTHLY BASIS

3. The application period's accounting rates shall be applied to each conversation minute of International switch service (subscriber-dialed , operator-handled).

4. This agreement supersedes all prior agreements on the subject as indicated above between VSNL and BT (UK). This agreement shall become binding upon execution by the duly authorized representative of BT (UK) and VSNL and where applicable upon submission and /or acceptance of the agreement by regulatory authorities.

5.   TAR to be reviewed in Sept. 2002.


Signed for and on Behalf of                          Signed for and on Behalf of
VSNL / India                                         BT Telecom (UK)



/s/ K.P. Tiwari                                      /s/ Peter Nott
---------------------------                          ---------------------------

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

K.P.Tiwari                                           Mr. Peter Nott
Executive Director (OPS)                             Managing Director
VSNL, INDIA                                          BT Global carrier services
Date: 20/5/2002                                      United Kingdom

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